Exhibit 99.1
PO Box 219015, Kansas City, MO 64121-9015
September 14, 2017
Re: Tender offer by Everest; commencement of self-tender; suspension of share redemption program
Dear KBS Strategic Opportunity REIT Stockholder:
You have received or may soon receive correspondence from Everest REIT Investors I, LLC (“Everest”), relating to a tender offer (the “Everest Offer”) to purchase up to 600,000 shares of KBS Strategic Opportunity REIT, Inc. (“SOR”) at a price of $10.25 per share. We believe Everest’s offer price is substantially below the value of your shares and recommend against selling shares at that price.
Furthermore, on September 14, 2017, SOR commenced a self-tender offer (the “SOR Offer”) for up to 3,553,660 shares at a price of $14.07 per share, or approximately $50 million of shares. Unless extended or withdrawn, the SOR Offer will expire at midnight Eastern Time on Thursday, October 12, 2017. We make no recommendation to stockholders as to whether to tender or refrain from tendering their shares in the SOR Offer.
We are conducting the SOR Offer in order to make liquidity available to stockholders in excess of that permitted under our share redemption program (the “SRP”). Because of the ongoing SOR Offer, the SRP has been suspended from September 29, 2017 through October 31, 2017, meaning no redemptions will be made in September or October (including those requested following a stockholder’s death, qualifying disability or determination of incompetence). SOR has cancelled all outstanding redemption requests under the SRP as of the commencement of the SOR Offer and is not accepting any redemption requests under the SRP during the term of the SOR Offer.
The SOR Offer price of $14.07 per share is 95% of our most recent estimated value per share and will be paid in cash, less any applicable withholding taxes and without interest, as further described in the Offer to Purchase and Letter of Transmittal filed with Securities and Exchange Commission (the “SEC”) on September 14, 2017. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to SOR’s website at www.kbsstrategicopportunityreit.com or by calling DST Systems, Inc. at 866-584-1381. If you would like to tender a portion or all of your shares pursuant to the terms of the SOR Offer, please follow the instructions given in the materials to properly complete and submit the Letter of Transmittal by midnight Eastern Time on October 12, 2017.

If you would like to submit a redemption request under the SRP, you may do so after the SOR Offer expires. Because the SRP has been suspended through October 31, 2017, redemptions under the SRP will resume (a) on the last business day of November for requests related to a stockholder’s death, qualifying disability or determination of incompetence and (b) on the last business day of December for all other requests.

To decline the Everest Offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to Everest, we considered the following:

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The SOR Offer is a much better offer than the Everest Offer. The SOR Offer is for up to 3,553,660 shares at a price of $14.07 per share, whereas the Everest Offer is for up to 600,000 shares at a price of $10.25 per share. You may not tender the same shares in the SOR Offer and the Everest Offer.

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$14.81 per share is the most recent estimated value per share of SOR’s common stock. This estimated value was approved by SOR’s board of directors on December 8, 2016, and was based on the estimated value of SOR’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding as of September 30, 2016. All of SOR’s assets and liabilities were valued as of September 30, 2016. For a full description of the methodologies and assumptions used to value SOR’s assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which can be found in the “Investor Information” section of SOR’s website, www.kbsstrategicopportunityreit.com. The value of SOR’s shares will fluctuate over time in response to developments related to individual assets in SOR’s portfolio and the management of those assets and in response to the real estate and finance markets. As such, the most recent estimated value per share does not take into account developments in SOR’s portfolio since December 8, 2016. SOR currently expect to utilize its advisor and/or an independent valuation firm to update the estimated value per share in December 2017. Although SOR can offer no assurances in this regard, management currently expects the estimated value per share approved in December 2017 to be higher than $14.81 due to improved market conditions and operations with respect to SOR’s investments. Tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of SOR with respect to such shares and will lose the right to receive any future distributions or dividends that we may declare and pay.

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SOR management and board of directors continues to evaluate strategic alternatives that may provide additional liquidity to SOR’s stockholders, although we can provide no assurances as to whether or when additional liquidity will be provided.

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We believe that the Everest Offer is meant to take advantage of the recent illiquidity of SOR’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit.

Please be aware that Everest is in no way affiliated with SOR, KBS Capital Advisors LLC, or KBS Capital Markets Group LLC.
We urge you to consult your financial advisor and exercise caution with respect to the Everest Offer and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, we may post our response to future mini-tender offers at www.kbsstrategicopportunityreit.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at 1-866-527-4264.
We thank you for your investment in the REIT.

Sincerely,

Keith D. Hall
Chief Executive Officer and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. SOR intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of SOR and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. SOR undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. SOR makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. These statements are subject to the risk that the future estimated value per share of SOR is not higher than the current estimated value per share, that the SOR Offer is oversubscribed, and that strategic alternatives to provide additional liquidity do not occur in the near future. The forward-looking statements also depend on factors such as: our business strategy; our ability to obtain future financing arrangements; our ability to make future distributions; our understanding of our competition; market trends; and projected capital expenditures. A number of other important factors could cause actual results to differ materially from the forward-looking statements contained in this document, including factors described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent Quarterly Reports on Form 10-Q.